Exhibit 20.1

Higher Education Funding I

For the Monthly Calculation Date – January 25, 2006

Current Collection Period – December 2005

Pursuant to section 1(a)(i)(K) of the Administration Agreement, the following has been prepared by the issuer administrator. The information shown below has not been independently verified; however, it is believed to be accurate to the best of the issuer’s knowledge.

Higher Education Funding I

For the Monthly Calculation Date - 01/25/06

Current Collection Period - December 2005

Collection Account Activity	Prior Month (M-2)	Prior Month (M-1)	Current Month (M)
Collection period payment activity
Principal Payments	$12,883,619	$12,726,645	$12,034,746
Principal Claim Payments	977,893	1,933,148	2,740,588
Interest Payments	3,660,433	3,564,910	3,460,383
Interest Claim Payments	33,960	92,411	138,338
Fees	15,007	13,113	13,459
Repurchased principal and interest	(85,550)	28,280	—

Subtotal	17,485,363	18,358,505	18,387,513
Prior period collections deposited by the Servicer in the current period	1,307,649	2,195,155	1,696,566
Current period collections deposited by the Servicer in the subsequent period	(2,195,155)	(1,696,566)	(1,575,102)

Total cash remitted by the Servicers during the current collection period	16,597,858	18,857,094	18,508,977

Other Deposits
Amounts transferred from the acquisition account	—	—	—
Amounts transferred from the administration account	—	—	—
Amounts transferred from the borrower benefits account	—	—	5,546
Amounts transferred from the reserve account	—	—	—
Special allowance payments received	9,406,837	—	—
Subsidy payments received	2,255,166	—	—
Interest earnings on trust accounts	166,280	221,021	277,835

Total cash deposits	28,426,140	19,078,115	18,792,358

Account Balance at the end of the Collection Period	$28,426,140	$19,078,115	$18,792,358

	Distributions 11/25/05	Distributions 12/27/05	Distributions 01/25/06
First, to the U.S. Department of Education	$1,587,020	$1,578,348	$1,569,466
Second, to the administration account for certain costs and expenses	373,874	339,154	336,677
Third, to the interest account for payment of interest on Senior Notes	6,318,075	6,833,890	6,676,321
Fourth, to the principal account for payment of principal on Senior Notes	—	—	—
Fifth, to the interest account for payment of interest on Sub. Notes	477,205	516,274	348,274
Sixth, to the principal account for payment of principal on Sub. Notes	—	—	—
Seventh, to the reserve account to achieve defined requirement	—	—	—
Eighth, to the retirement account for principal on Amortizing Senior Notes	—	—	—
Ninth, to the retirement account for principal on Amortizing Sub. Notes	—	—	—
Tenth, to the interest account for payment of interest on Junior Notes	—	—	—
Eleventh, to the principal account for payment of principal on Junior Notes	—	—	—
Twelfth, other payments as may be set forth in the Supplemental Indenture	—	—	—
Thirteenth, to the acquisition account for acquisition of additional receivables	—	—	—
Fourteenth, to the interest account for payment of carry-over amounts on Senior Notes	—	—	—
Fifteenth, to the interest account for payment of carry-over amounts on Sub. Notes	—	—	—
Sixteenth, to the interest account for payment of carry-over amounts on Junior Notes	—	—	—
Seventeenth, to the interest account for swap termination payments on Senior Notes	—	—	—
Eighteenth, to the interest account for swap termination payments on Sub. Notes	—	—	—
Nineteenth, to the interest account for swap termination payments on Junior Notes	—	—	—
Twentieth, to the credit of the retirement account	—	—	—
Twenty-first, excess to the surplus fund	19,669,966	9,810,449	9,861,621

Total Distributions	$28,426,140	$19,078,115	$18,792,358

Higher Education Funding I

For the Monthly Calculation Date - 01/25/06

Current Collection Period - December 2005

Notes Balances	Original Balance	Beginning Balance	Interest Paid	Change	Ending Balance	Current Factor
Senior FRN:
A-1	$242,000,000	$242,000,000	$—	$—	$242,000,000	1.0000
A-2	269,000,000	269,000,000	—	—	269,000,000	1.0000
A-3	217,000,000	217,000,000	—	—	217,000,000	1.0000
A-4	171,000,000	171,000,000	—	—	171,000,000	1.0000
A-5	101,000,000	101,000,000	—	—	101,000,000	1.0000

Subtotal	1,000,000,000	1,000,000,000	—	—	1,000,000,000	1.0000

Senior ARN:
A-1	50,000,000	50,000,000	155,342	—	50,000,000	1.0000
A-2	50,000,000	50,000,000	156,110	—	50,000,000	1.0000
A-3	50,000,000	50,000,000	155,342	—	50,000,000	1.0000
A-4	50,000,000	50,000,000	158,411	—	50,000,000	1.0000
A-5	75,000,000	75,000,000	238,767	—	75,000,000	1.0000
A-6	50,000,000	50,000,000	156,110	—	50,000,000	1.0000
A-7	75,000,000	75,000,000	234,740	—	75,000,000	1.0000
A-8	75,000,000	75,000,000	234,740	—	75,000,000	1.0000
A-9	50,000,000	50,000,000	158,411	—	50,000,000	1.0000
A-10	75,000,000	75,000,000	239,342	—	75,000,000	1.0000
A-11	75,000,000	—	—	—	—	0.0000
A-12	50,000,000	50,000,000	159,562	—	50,000,000	1.0000
A-13	50,000,000	50,000,000	156,493	—	50,000,000	1.0000
A-14	75,000,000	75,000,000	238,767	—	75,000,000	1.0000
A-15	50,000,000	50,000,000	153,123	—	50,000,000	1.0000

Subtotal	900,000,000	825,000,000	2,595,260	—	825,000,000	0.9167

Subordinate ARN:
B-1	50,000,000	50,000,000	163,397	—	50,000,000	1.0000
B-2	50,000,000	50,000,000	146,575	—	50,000,000	1.0000

Subtotal	100,000,000	100,000,000	309,973	—	100,000,000	1.0000

Total	$2,000,000,000	$1,925,000,000	$2,905,233	$—	$1,925,000,000	0.9625

Portfolio Overview	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$1,812,607,742	$1,804,605,412	$(10,464,678)	$1,794,140,734	$(11,351,334)	$1,782,789,400
Loans Purchased	1,361,382	1,626,521	297,763	1,924,284	(338,423)	1,585,861
Loans Repurchased	80,641	85,550	(113,830)	(28,280)	28,280	—
Loans Sold	—	—	—	—	—	—
Loans Repaid	(9,209,113)	(12,883,619)	156,974	(12,726,645)	691,899	(12,034,746)
Claims Paid	(1,778,297)	(977,893)	(955,255)	(1,933,148)	(807,441)	(2,740,588)
Capitalized Interest	1,468,853	1,650,010	(325,016)	1,324,995	728,067	2,053,062
Servicer Adjustments	74,204	34,752	52,707	87,460	(54,939)	32,521

Ending Balance	$1,804,605,412	$1,794,140,734	$(11,351,334)	$1,782,789,400	$(11,103,890)	$1,771,685,510

Accrued Interest	20,865,878	19,972,056	1,425,807	21,397,863	952,836	22,350,699
SAP Receivable	9,399,889	3,715,713	3,806,376	7,522,089	4,169,192	11,691,281
Servicer Payments Due	1,307,649	2,195,155	(498,588)	1,696,566	(121,464)	1,575,102
Trust Cash Accounts	64,601,955	86,665,235	2,300,713	88,965,948	12,149,698	101,115,646

Total Assets	$1,900,780,784	$1,906,688,893	$(4,317,028)	$1,902,371,866	$6,046,373	$1,908,418,238

Senior Notes	$1,825,000,000	$1,825,000,000	$—	$1,825,000,000	$—	$1,825,000,000
Subordinate Notes	100,000,000	100,000,000	—	100,000,000	—	100,000,000
Accrued Expenses	10,132,337	13,630,363	(6,039,215)	7,591,147	4,234,224	11,825,371

Total Liabilities	$1,935,132,337	$1,938,630,363	$(6,039,215)	$1,932,591,147	$4,234,224	$1,936,825,371

Selected Statistics:
Asset Coverage (a)	98.22%	98.34%	0.09%	98.43%	0.09%	98.52%
Asset Coverage (aaa)	103.60%	103.73%	0.09%	103.82%	0.10%	103.92%
Subordinate %	5.19%	5.19%	0.00%	5.19%	0.00%	5.19%
WA Coupon	4.42%	4.42%	0.00%	4.42%	0.00%	4.42%
Average Balance	$39,467	$39,465	$27	$39,493	$19	$39,512
WA Rem. Mo.	288.3	287.8	(0.5)	287.3	(0.7)	286.6
Number of Loans	45,724	45,461	(319)	45,142	(303)	44,839

Trust Cash Accounts	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Reserve acct.	$14,437,500	$14,437,500	$—	$14,437,500	$—	$14,437,500
Acquisition acct.	15,878,431	14,203,114	(1,982,013)	12,221,102	(1,609,217)	10,611,884
Collection acct.	14,658,204	28,426,140	(9,348,025)	19,078,115	(285,757)	18,792,358
Principal acct.	—	—	—	—	—	—
Retirement acct.	—	—	—	—	—	—
Surplus acct.	9,495,483	15,968,118	19,669,966	35,638,084	9,810,449	45,448,533

Subtotal	54,469,618	73,034,872	8,339,928	81,374,801	7,915,474	89,290,275

Accrued Expenses:
Admin. acct.	170,919	171,982	138,441	310,422	(168,944)	141,478
Interest acct.	9,492,384	12,991,481	(6,138,241)	6,853,240	4,444,931	11,298,171
Benefits acct.	469,034	466,900	(39,415)	427,485	(41,763)	385,722

Subtotal	10,132,337	13,630,363	(6,039,215)	7,591,147	4,234,224	11,825,371

Total	$64,601,955	$86,665,235	$2,300,713	$88,965,948	$12,149,698	$101,115,646

Higher Education Funding I

For the Monthly Calculation Date - 01/25/06

Current Collection Period - December 2005

Claims in process	Prior Month (M-3)	Prior Month (M-2)	Change	Prior Month (M-1)	Change	Current Month (M)
Beginning Balance	$2,194,703	$3,038,230	$1,868,020	$4,906,250	$162,563	$5,068,813
Filed During Period	2,621,824	2,845,913	(750,202)	2,095,711	(19,531)	2,076,179
Paid During Period	(1,778,297)	(977,893)	(955,255)	(1,933,148)	(807,441)	(2,740,588)
Administrative Rejects	—	—	—	—	—	—
Net Rejects	—	—	—	—	—	—

Total	$3,038,230	$4,906,250	$162,563	$5,068,813	$(664,409)	$4,404,404

Loans by School Type	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
4-Year	5.22%	$98,601	0.01%	11	0.02%	$8,964
2-Year	4.70%	12,563	0.00%	3	0.01%	4,188
Proprietary	0.00%	—	0.00%	—	0.00%	—
Graduate	5.30%	243,882	0.01%	21	0.05%	11,613
Other/Unknown	4.42%	1,771,330,463	99.98%	44,804	99.92%	39,535

Total	4.42%	$1,771,685,510	100.00%	44,839	100.00%	$39,512

Loans by Status ($)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	$1,091,509,748	60.84%	$1,065,648,098	59.77%	$1,076,678,487	60.77%
31-60	56,036,779	3.12%	50,961,776	2.86%	55,431,578	3.13%
61-90	21,485,427	1.20%	30,650,643	1.72%	26,700,757	1.51%
91-120	11,758,356	0.66%	13,030,410	0.73%	19,205,227	1.08%
121-150	8,431,630	0.47%	8,471,026	0.48%	9,467,197	0.53%
151-180	6,560,685	0.37%	5,904,910	0.33%	6,583,596	0.37%
181-210	5,620,395	0.31%	5,239,497	0.29%	4,567,823	0.26%
211-240	4,231,290	0.24%	4,703,926	0.26%	4,054,559	0.23%
241-270	3,119,892	0.17%	3,154,114	0.18%	3,459,484	0.20%
270+	3,722,340	0.21%	3,876,753	0.22%	4,353,953	0.25%

Total repayment	$1,212,476,541	67.58%	$1,191,641,153	66.84%	$1,210,502,661	68.32%
In School	192,123	0.01%	192,123	0.01%	173,623	0.01%
Grace	33,535	0.00%	6,124	0.00%	24,624	0.00%
Deferment	376,794,863	21.00%	372,796,724	20.91%	359,447,849	20.29%
Forbearance	199,737,423	11.13%	213,084,463	11.95%	197,132,349	11.13%
Claims in Process	4,906,250	0.27%	5,068,813	0.28%	4,404,404	0.25%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	$1,794,140,734	100.00%	$1,782,789,400	100.00%	$1,771,685,510	100.00%

Loans by Status (#)	Prior Month (M-2)	Distribution	Prior Month (M-1)	Distribution	Current Month (M)	Distribution
In Repayment, days DQ
0-30	29,227	64.29%	28,490	63.11%	28,661	63.92%
31-60	1,403	3.09%	1,325	2.94%	1,461	3.26%
61-90	549	1.21%	762	1.69%	701	1.56%
91-120	313	0.69%	337	0.75%	483	1.08%
121-150	223	0.49%	228	0.51%	244	0.54%
151-180	179	0.39%	158	0.35%	168	0.37%
181-210	165	0.36%	144	0.32%	122	0.27%
211-240	131	0.29%	131	0.29%	114	0.25%
241-270	92	0.20%	100	0.22%	102	0.23%
270+	102	0.22%	112	0.25%	127	0.28%

Total repayment	32,384	71.23%	31,787	70.42%	32,183	71.77%
In School	18	0.04%	18	0.04%	17	0.04%
Grace	5	0.01%	1	0.00%	2	0.00%
Deferment	8,525	18.75%	8,487	18.80%	8,185	18.25%
Forbearance	4,401	9.68%	4,729	10.48%	4,330	9.66%
Claims in Process	128	0.28%	120	0.27%	122	0.27%
Administrative Rejects	—	0.00%	—	0.00%	—	0.00%
Net Rejects	—	0.00%	—	0.00%	—	0.00%

Total	45,461	100.00%	45,142	100.00%	44,839	100.00%

Loans by Guarantor	WA Coupon	$ of Loans	Distribution	# of Loans	Distribution	Avg. Loan Balance
(current month)
ASA	5.79%	$395,290,212	22.31%	9,217	20.56%	$42,887
Texas Guarantee	6.79%	$212,973	0.01%	5	0.01%	$42,595
Great Lakes	4.02%	1,376,182,325	77.68%	35,622	79.44%	38,633

Total	4.42%	$1,771,685,510	100.00%	44,839	100.00%	$39,512

Loans by Servicer	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Default Guarantee
(current month)
ACS	5.79%	$395,503,185	22.32%	9,217	20.56%	100.00%
Great Lakes	4.02%	1,376,182,325	77.68%	35,622	79.44%	100.00%

Total	4.42%	$1,771,685,510	100.00%	44,839	100.00%	100.00%

Higher Education Funding I

For the Monthly Calculation Date - 01/25/06

Current Collection Period - December 2005

Loans by Program	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
Subsidized Stafford	4.74%	$108,855	0.01%	12	0.03%	$9,071
Unsubsidized Stafford	4.80%	$117,353	0.01%	11	0.02%	10,668
PLUS	6.10%	$128,839	0.01%	12	0.03%	10,737
Consolidation	4.42%	1,771,330,463	99.98%	44,804	99.92%	39,535
Non-FFELP	—	—	0.00%	—	0.00%	—

Total	4.42%	$1,771,685,510	100.00%	44,839	100.00%	$39,512

Loans by APR	WA Coupon	$ of Loans	Distribution	# of loans	Distribution	Avg. Loan Balance
(current month)
<4%	3.24%	$940,622,114	53.09%	25,578	57.04%	$36,775
4-5%	4.31%	353,074,579	19.93%	8,907	19.86%	39,640
5-6%	5.41%	123,678,006	6.98%	2,629	5.86%	47,044
6-7%	6.44%	133,805,855	7.55%	2,806	6.26%	47,686
7-8%	7.47%	103,038,199	5.82%	2,241	5.00%	45,979
8+%	8.18%	117,466,757	6.63%	2,678	5.97%	43,864

Total	4.42%	$1,771,685,510	100.00%	44,839	100.00%	$39,512

Remaining Term	$ of loans	Distribution	# of loans	Distribution	Avg. Loan Balance	Avg. Loan Balance
	(current month)					(prior month)
0-60	$260,012	0.01%	24	0.05%	$10,834	$11,863
61-120	3,036,879	0.17%	258	0.58%	11,771	11,500
121-180	62,711,374	3.54%	3,894	8.68%	16,105	16,097
181-240	556,064,772	31.39%	20,586	45.91%	27,012	26,948
241-300	435,346,801	24.57%	11,086	24.72%	39,270	38,891
301-360	531,058,077	29.97%	7,064	15.75%	75,178	74,709
361+	183,207,594	10.34%	1,927	4.30%	95,074	94,688

Total	$1,771,685,510	100.00%	44,839	100.00%	$39,512	$39,493

Note Interest Rates	9/26/05	10/25/05	11/25/05	12/27/05	1/25/05	01/25/06 Note Balance
Senior FRN:
A-1	3.87%	3.87%	4.42%	4.42%	4.42%	242,000,000
A-2	3.94%	3.94%	4.49%	4.49%	4.49%	269,000,000
A-3	3.97%	3.97%	4.52%	4.52%	4.52%	217,000,000
A-4	3.98%	3.98%	4.53%	4.53%	4.53%	171,000,000
A-5	4.00%	4.00%	4.55%	4.55%	4.55%	101,000,000

Subtotal						1,000,000,000

Senior ARN:
A-1	3.74%	3.84%	4.05%	4.24%	4.37%	$50,000,000
A-2	3.78%	3.96%	4.07%	4.30%	4.40%	50,000,000
A-3	3.84%	3.98%	4.05%	4.36%	4.42%	50,000,000
A-4	3.87%	4.01%	4.13%	4.39%	4.42%	50,000,000
A-5	3.86%	4.05%	4.15%	4.35%	4.44%	75,000,000
A-6	3.74%	3.94%	4.07%	4.30%	4.40%	50,000,000
A-7	3.78%	3.97%	4.08%	4.30%	4.37%	75,000,000
A-8	3.80%	3.96%	4.08%	4.30%	4.35%	75,000,000
A-9	3.86%	4.05%	4.13%	4.39%	4.42%	50,000,000
A-10	3.85%	4.04%	4.16%	4.40%	4.45%	75,000,000
A-11	—	—	—	—	—	—
A-12	3.85%	4.04%	4.16%	4.40%	4.45%	50,000,000
A-13	3.80%	3.96%	4.08%	4.30%	4.40%	50,000,000
A-14	3.87%	4.01%	4.15%	4.40%	4.42%	75,000,000
A-15	3.70%	3.90%	4.14%	4.39%	4.46%	50,000,000

Subtotal						825,000,000

Subordinate ARN:
B-1	4.10%	4.14%	4.26%	4.50%	4.59%	50,000,000
B-2	3.95%	4.19%	4.28%	4.50%	4.49%	50,000,000

Subtotal						100,000,000

Total						$1,925,000,000

Admin Acct. Accrual	9/26/05	10/25/05	11/25/05	12/27/05	Change	1/25/06
Servicing Fees	$156,983	$160,368	$153,642	$151,265	$(41,153)	$110,112
Administration Fees	79,704	79,395	101,787	78,873	(96)	78,777

Total	$236,687	$239,763	$255,429	$230,137	$(41,248)	$188,889

Debt Service Accts	9/26/05	10/25/05	11/25/05	12/27/05	Change	1/25/06
Debt Service Cash:
Principal acct.	$—	$—	$—	$—	$—	$—
Retirement acct.	—	—	—	—	—	—
Interest acct.	9,994,563	13,140,878	6,853,240	11,298,171	3,929,674	15,227,845

Total	$9,994,563	$13,140,878	$6,853,240	$11,298,171	$3,929,674	$15,227,845

Investment Earnings	Prior Month (M-4)	Prior Month (M-3)	Prior Month (M-2)	Prior Month (M-1)	Change	Current Month (M)
Restricted Cash:
Acquisiton acct.	$12,240	$36,664	$12,990	$14,114	$603	$14,717

Total	$12,240	$36,664	$12,990	$14,114	$603	$14,717